EXHIBIT 107
Calculation of Filing Fee Tables
Form
F-10
(Form Type)
IAMGOLD Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Shares		(1)	(1)	—	—	—

	Equity	First Preference Shares		(1)	(1)	—	—	—

	Equity	Second Preference Shares		(1)	(1)	—	—	—

	Debt	Debt Securities		(1)	(1)	—	—	—

	Other	Warrants to Purchase Common Shares		(1)	(1)	—	—	—

	Other	Warrants to Purchase First Preference Shares		(1)	(1)	—	—	—

	Other	Warrants to Purchase Second Preference Shares		(1)	(1)	—	—	—

	Other	Warrants to Purchase Debt Securities		(1)	(1)	—	—	—

	Other	Subscription Receipts		(1)	(1)	—	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(1)	$300,240,000 (2)	$ 153.10 per $1,000,000	$45,966.75

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$300,240,000		$45,966.75

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$45,966.75

(1)
There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of Common Shares, First Preference Shares, Second Preference Shares, Debt Securities, Warrants to Purchase Common Shares, Warrants to Purchase First Preference Shares, Warrants to Purchase Second Preference Shares, Warrants to Purchase Debt Securities and Subscription Receipts and units consisting of two or more of any such securities of IAMGOLD Corporation (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$500,000,000 (or its equivalent in any other currency used to denominate the securities). See Table 3.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Table 3: Combined Prospectuses
In US Dollars

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Shares	(1)	—	F-10	333-267237	September 2, 2022
Equity	First Preference Shares	(1)	—	F-10	333-267237	September 2, 2022
Equity	Second Preference Shares	(1)	—	F-10	333-267237	September 2, 2022
Debt	Debt Securities	(1)	—	F-10	333-267237	September 2, 2022
Other	Warrants to Purchase Common Shares	(1)	—	F-10	333-267237	September 2, 2022
Other	Warrants to Purchase First Preference Shares	(1)	—	F-10	333-267237	September 2, 2022
Other	Warrants to Purchase Second Preference Shares	(1)	—	F-10	333-267237	September 2, 2022
Other	Warrants to Purchase Debt Securities	(1)	—	F-10	333-267237	September 2, 2022
Other	Subscription Receipts	(1)	—	F-10	333-267237	September 2, 2022
Unallocated (Universal) Shelf	—	(1)	$199,760,000	F-10	333-267237	September 2, 2022

(1)
Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form
F-10
(File
No. 333-267237),
which became effective on September 2, 2022 (the “Prior Registration Statement”), relating to such indeterminate number of Common Shares, First Preference Shares, Second Preference Shares, Debt Securities, Warrants to Purchase Common Shares, Warrants to Purchase First Preference Shares, Warrants to Purchase Second Preference Shares, Warrants to Purchase Debt Securities and Subscription Receipts and units consisting of two or more of any such securities of the Registrant as shall have an aggregate initial offering price not to exceed US$500,000,000, of which US$199,760,000 remains unsold under the Prior Registration Statement. This Registration Statement combines the remaining US$199,760,000 of unsold securities from the Prior Registration Statement with an additional US$300,240,000 of unallocated (universal) shelf to enable an aggregate US$500,000,000 of securities to be offered pursuant to the combined prospectus. No separate registration fee is payable with respect to the US$199,760,000 of unsold securities which were previously registered on the Prior Registration Statement.